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                               EXHIBIT 11

             STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
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            EXHIBIT 11: STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                 Thirteen Weeks Ended           Twenty-six Weeks Ended
                                                               July 28,         July 30,       July 28,         July 30,
                                                                1996             1995           1996             1995
                                                                ----             ----           ----             ----
Net loss                                                    $  (622,000)      $(814,000)     $(3,000,000)     $(1,140,000)
Average shares of common stock
outstanding during the period                                25,459,808      25,358,535       25,441,935       25,347,991

Incremental shares from assumed exercise
of stock options (primary)                                        *               *                *                *
                                                            -----------     ------------     ------------     ------------
                                                             25,459,808      25,358,535       25,441,935       25,347,991
                                                            -----------     ------------     ------------     ------------
Primary loss per share                                           $(0.02)         $(0.03)          $(0.12)          $(0.04)
                                                            ===========     ============     ============     ============

Average shares of common stock
outstanding during the period                                25,459,808      25,358,535       25,441,935       25,347,991

Incremental shares from assumed exercise
of stock options (fully diluted)                                  *               *                *                *
                                                            -----------     ------------     ------------     ------------
                                                             25,459,808      25,358,535       25,441,935       25,347,991
                                                            -----------     ------------     ------------     ------------

Fully diluted loss per share                                     $(0.02)         $(0.03)          $(0.12)          $(0.04)
                                                            ===========     ============     ============     ============


* Incremental shares from assumed exercise of stock options and convertible debt are antidilutive for primary and fully diluted loss per share, and therefore not presented.